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                                                                   EXHIBIT 23(F)

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of The Actava Group Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 19, 1995 included in the Joint Proxy Statement/Prospectus (File No. 33-63003) as filed with the Securities and Exchange Commission on September 28, 1995 and to all references to our Firm included in this Registration Statement.

                                              /s/  Arthur Andersen LLP
                                          --------------------------------------
                                                   ARTHUR ANDERSEN LLP

Los Angeles, California
October 27, 1995